Exhibit 99.1

   Zhone Technologies Reports Second Quarter 2007 Financial Results

    OAKLAND, Calif.--(BUSINESS WIRE)--July 24, 2007--Zhone
Technologies, Inc. (NASDAQ:ZHNE), a global provider of advanced communications equipment and a leader in VoIP, IPTV, and Ethernet over both copper and fiber access lines, today reported its financial results for the second quarter ended June 30, 2007.

    Revenue for the second quarter of 2007 was $44.1 million compared with $43.1 million for the first quarter of 2007 and $54.2 million for the second quarter of 2006. Net loss for the second quarter of 2007, calculated in accordance with generally accepted accounting principles ("GAAP"), was $4.6 million or $0.03 per share compared with a net loss of $4.8 million or $0.03 per share for the first quarter of 2007, and a net loss of $13.1 million or $0.09 per share for the second quarter of 2006. Pro forma earnings before stock-based compensation, interest, taxes, impairment, depreciation and amortization ("EBITDA") was a $2.9 million loss for the second quarter of 2007, compared to a pro forma EBITDA loss of $2.9 million for the first quarter of 2007, and pro forma EBITDA loss of $10.1 million for the second quarter of 2006.

    "During the second quarter of 2007, we launched our new GPON solution and are excited about the significant level of interest by our customers. In addition, our SLMS revenue continued to grow almost 5% over the prior quarter," said Mory Ejabat, chairman and chief executive officer of Zhone Technologies, Inc. "Our next generation technologies continue to gain traction in markets across the globe."

    Zhone will hold a conference call and audio webcast today, July 24, 2007, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its second quarter 2007 results. This call is open to the public by dialing +1 (888) 680-0879 for U.S. callers and +1 (617) 213-4856 for international callers and then entering passcode 31271514. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/about/investors/.

    A replay of the conference call will be available for approximately one week following the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 66796909. An audio webcast replay will also be available online at http://www.zhone.com/about/investors/ for approximately one week following the original call.

    Non-GAAP Financial Measures

    To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company's operational performance, including the company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

    About Zhone Technologies, Inc.

    Zhone Technologies, Inc. (NASDAQ:ZHNE) is a provider of advanced communications equipment to more than 600 operators worldwide. The company's broad line of access and transport networking solutions enables the full range of multi-play services, including residential and business broadband, VoIP, IPTV, and Ethernet. Zhone's converged access platform improves network agility and reduces costs, allowing operators to rapidly deploy premium services on their existing copper and fiber infrastructure while providing a seamless migration path to an efficient, all-IP network. www.zhone.com

    Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.
Copyright (C) 2007 Zhone Technologies, Inc. All rights reserved.



                       ZHONE TECHNOLOGIES, INC.
      Unaudited Condensed Consolidated Statements of Operations
                (In thousands, except per share data)

                          Three Months Ended        Six Months Ended
                     ----------------------------- -------------------
                     June 30,  March 31, June 30,  June 30,  June 30,
                       2007      2007      2006      2007      2006
                     -------------------------------------------------

Net revenue          $ 44,085  $ 43,146  $ 54,214  $ 87,231  $106,900
Cost of revenue        29,028    27,487    42,291    56,515    74,795
Stock-based
 compensation              81       120       235       201       556
                     -------------------------------------------------
Gross profit           14,976    15,539    11,688    30,515    31,549
                     -------------------------------------------------
Operating expenses:
  Research and
   product
   development (a)      8,528     8,656     9,817    17,184    18,429
  Sales and
   marketing (a)        8,068     8,627    10,684    16,695    20,274
  General and
   administrative
   (a)                  2,783     2,825     3,627     5,608     7,138
  Amortization and
   impairment of
   intangible assets        -         -       559         -     2,457
                     -------------------------------------------------
    Total operating
     expenses          19,379    20,108    24,687    39,487    48,298
                     -------------------------------------------------
    Operating loss     (4,403)   (4,569)  (12,999)   (8,972)  (16,749)
Other expense, net        (26)     (179)      (46)     (205)      (93)
                     -------------------------------------------------
    Loss before
     income taxes      (4,429)   (4,748)  (13,045)   (9,177)  (16,842)
Income tax provision      125        38        55       163       162
                     -------------------------------------------------
    Net loss         $ (4,554) $ (4,786) $(13,100) $ (9,340) $(17,004)
                     =================================================
Basic and diluted
 net loss per share  $  (0.03) $  (0.03) $  (0.09) $  (0.06) $  (0.11)

Weighted average
 shares outstanding
 used to compute
 basic and diluted
 net loss per share   149,533   149,338   148,721   149,462   148,430

(a) Amounts include
 stock-based
 compensation costs
 as follows:
     Research and
      product
      development         184       262       391       446       929
     Sales and
      marketing           147       211       332       358       776
     General and
      administrative      360       389       478       749       646
                     -------------------------------------------------
                          691       862     1,201     1,553     2,351

GAAP net loss        $ (4,554) $ (4,786) $(13,100) $ (9,340) $(17,004)
Stock-based
 compensation             772       982     1,436     1,754     2,907
Interest expense,
 net                       77       167       235       244       234
Income taxes              125        38        55       163       162
Depreciation              672       656       678     1,328     1,265
Amortization and
 impairment of
 intangible assets          -         -       559         -     2,457
                     -------------------------------------------------
Non-GAAP pro forma
 EBITDA              $ (2,908) $ (2,943) $(10,137) $ (5,851) $ (9,979)
                     =================================================

Revenue by product
 line:
  SLMS                 31,657    30,221    35,272    61,878    68,427
  Legacy, service
   and other           12,428    12,925    18,942    25,353    38,473
                     -------------------------------------------------
                       44,085    43,146    54,214    87,231   106,900




              ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
           Unaudited Condensed Consolidated Balance Sheets
                            (In thousands)

                                               June 30,   December 31,
                                                 2007         2006
                                              ----------- ------------

                   Assets
Current assets:
   Cash, cash equivalents and short-term
    investments                               $   57,234   $   64,310
   Accounts receivable                            34,802       31,828
   Inventories                                    42,890       45,036
   Prepaid expenses and other current assets       3,429        3,852
                                              ------------------------
      Total current assets                       138,355      145,026
Property and equipment, net                       21,730       23,704
Goodwill                                          70,737       70,737
Restricted cash                                      646          636
Other assets                                          90           79
                                              ------------------------
      Total assets                            $  231,558   $  240,182
                                              ========================
    Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                           $   19,460   $   18,893
   Line of credit                                 14,500       14,500
   Current portion of long-term debt               7,683        7,673
   Accrued and other liabilities                  18,047       20,088
                                              ------------------------
      Total current liabilities                   59,690       61,154
   Long-term debt, less current portion           19,262       19,376
   Other long-term liabilities                     2,063        2,048
                                              ------------------------
      Total liabilities                           81,015       82,578
                                              ------------------------
Stockholders' equity:
   Common stock                                      150          149
   Additional paid-in capital                  1,060,412    1,058,317
   Other stockholders' equity                        281           98
   Accumulated deficit                          (910,300)    (900,960)
                                              ------------------------
      Total stockholders' equity                 150,543      157,604
                                              ------------------------
      Total liabilities and stockholders'
       equity                                 $  231,558   $  240,182
                                              ========================

    CONTACT: Zhone Technologies, Inc.
             Susie Choy, +1 510-777-7013 (Investors)
             Fax: +1 510-777-7001
             investor-relations@zhone.com
             Tracy Oliver, +1 510-777-7020 (Public Relations)
             Fax: +1 510-777-7001
             public-relations@zhone.com